UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35629 (Commission File Number)	45-5538095 (IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441 (Address of principal executive offices, including ZIP code)

(763) 852-2901 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition.

The disclosure set forth in Item 7.01 below is hereby incorporated by reference into this Item 2.02.

Item 7.01           Regulation FD Disclosure.

On August 21, 2012, Tile Shop Holdings, Inc., a Delaware corporation (the “Company”) consummated the transactions contemplated pursuant to that certain Contribution and Merger Agreement (the “Contribution and Merger Agreement”), dated as of June 27, 2012, among the Company, The Tile Shop, LLC, a privately-held Delaware limited liability company (“The Tile Shop”), and certain other parties. Through a series of transactions, The Tile Shop was contributed to and became a subsidiary of the Company.

Prior to completing the Business Combination, The Tile Shop was a privately-held limited liability company that was not required to publicly disclose quarterly financial information. The Company’s prospectus dated December 12, 2012, forming a part of the Registration Statements on Form S-1 (File Nos. 333-185180 and 333-185442) (the “Prospectus”), contains consolidated financial information as of and for the nine months ended September 30, 2012 and 2011, as of and for the years ended December 31, 2011, 2010 and 2009, and unaudited consolidated pro forma financial information as of and for the nine months ended September 30, 2012 and 2011. The Company has received numerous requests for historical quarterly financial information. In order to respond to these requests in a consistent manner, the Company is furnishing the attached historical quarterly financial information. The financial information presented on Exhibit 99.1 to this Current Report includes the following:

1)	Condensed consolidated Statements of Income of The Tile Shop for each of the quarterly periods in the year ended December 31, 2011 and the nine months ended September 30, 2012. You should read the attached information in conjunction with the Company’s consolidated financial statements and related notes included in the Prospectus. The Company has prepared the unaudited interim information on the same basis as the Company’s audited consolidated financial statements. These condensed consolidated statements of income reflect all adjustments, which, in the opinion of management, are necessary to present fairly the results of operations for the quarterly periods presented. Results of operations of The Tile Shop for any quarter are not necessarily indicative of results for any of the Company’s future quarters or for a full year.

2)	Unaudited pro forma financial information which adjusts the consolidated quarterly results to reflect 1) an adjustment for income taxes as though The Tile Shop’s conversion to a C corporation occurred as of January 1, 2011 (at an assumed combined effective tax rate of 42%); and 2) earnings per share data and weighted average shares outstanding for all periods as though the Business Combination completed on August 21, 2012 was completed as of January 1, 2011. These amounts are not necessarily indicative of the consolidated results of operations for future years or actual results that would have been realized had the change in tax status occurred as of the beginning of each such year.

3)	Adjusted EBITDA information for each of the quarterly periods in the year ended December 31, 2011 and the nine months ended September 30, 2012. See “Non-GAAP Financial Measure” discussion below and the reconciliation included on Exhibit 99.1.

The Company will file quarterly financial information covering future periods in its Form 10-Q filings with the Securities and Exchange Commission (“SEC”).

The Business Combination and related matters are described in more detail in the Company’s Current Reports on Form 8-K filed with the SEC on August 21, 2012 and August 29, 2012, as well as the joint proxy statement and prospectus, forming a part of the Company’s Registration Statement on Form S-4 (File No. 333-182482) filed with the Commission on July 2, 2012, as amended.

Non-GAAP Financial Measure

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP and adding interest expense, income taxes, depreciation and amortization, deferred compensation, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. This measure is used in monthly financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Item 9.01           Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

99.1	Historical Quarterly Financial Information.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By: /s/ Timothy C. Clayton
Date: January 7, 2013	Name: Timothy C. Clayton
Title: Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

TILE SHOP HOLDINGS, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
January 4, 2013	0001-35629

Exhibit No.	ITEM

99.1	Historical Quarterly Financial Information.